EXHIBIT 32.2 -	CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K/A (the “Form 10-K”) for the year ended December 31, 2012 of Clear Channel Communications, Inc. (the “Issuer”). The undersigned hereby certifies that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 2, 2013

By:	/s/ Thomas W. Casey
Name:	Thomas W. Casey
Title:	Executive Vice President and Chief Financial Officer